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                                                                     EXHIBIT 5.1

                                FORM OF OPINION

                                                                          [DATE]

Security Capital Group Incorporated
125 Lincoln Avenue, Suite 300
Santa Fe, NM 87501

                     Re: Registration Statement on Form S-4
                            (Registration No. 333-     )

Ladies and Gentlemen:

   I am Senior Vice President and Secretary and general counsel of Security Capital Group Incorporated, a Maryland corporation (the "Company"). This opinion is being rendered in connection with the registration under the Securities Act of 1933, as amended, of shares of Class B Common Stock of the Company to be issued pursuant to the Transaction Agreement, dated as of September 26, 2000, among the Company, SC Realty, a Nevada corporation, and Security Capital US Realty, a Luxembourg company (the "Transaction Agreement"), and as set forth in the registration statement on Form S-4 (the "Registration Statement") relating to the Class B Common Stock.

   I have supervised the actions taken by the Board of Directors of the Company in connection with the authorization and issuance of the shares of Class B Common Stock and have examined, among other things, (i) the Company's Articles of Incorporation, as amended and supplemented through the date hereof, (ii) the Company's Bylaws, (iii) resolutions of the Board of Directors of the Company relating to the Transaction Agreement and the authorization of the issuance of the shares of Class B Common Stock, (iv) the Registration Statement, and (v) the Transaction Agreement.

   I have also examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such corporate records, agreements and other instruments of the Company, certificates and orders of public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

   Based on and in reliance upon the foregoing, and subject to the further qualifications, assumptions and limitations hereinafter set forth, I am of the opinion that the shares of Class B Common Stock, when issued and delivered in accordance with the terms of the Transaction Agreement and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

   I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters."

   I am licensed to practice law in the state of California and my opinion is limited to the laws of such state, the corporate laws of the state of Maryland, and the federal laws of the United States of America.

                                          Very truly yours,

JAK/kh